                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   MAY 28, 1996 (MAY 14, 1996)
                                                ------------------------------

                            GRAPHIC INDUSTRIES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


          Georgia                    0-12204                  58-1101633
- ----------------------------      -------------          ------------------
(State or other jurisdiction       (Commission               (IRS Employer
   of incorporation)               File Number)           Identification No.)


               2155 MONROE DRIVE, N.E., ATLANTA, GEORGIA          30324
- ------------------------------------------------------------------------------
                (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code      (404) 874-3327
                                                  ----------------------------


                                 NOT APPLICABLE
- ------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)
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ITEM 5.   OTHER EVENTS

     On May 14, 1996, the Registrant issued the press release attached as Annex
                                                                          -----
A hereto and made a part hereof.
- -

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                                    ANNEX A
                                    -------


NEWS RELEASE
GRAPHIC INDUSTRIES, INC.
- ------------------------------

                               GRAPHIC ANNOUNCES
                               RESTRUCTURING PLAN

     ATLANTA, May 14, 1996 -- Graphic Industries, Inc. (NASDAQ; GRPH), a leading full service printing and graphic communications company, today announced a restructuring plan designed to improve efficiencies and profitability. As part of the plan, the Company announced an agreement in principle for the sale of its direct-mail subsidiary, Graphic Direct, Inc. of Elmhurst, Illinois, and the closing of an Atlanta commercial printing subsidiary, The Stein Printing Company, Inc.

     "These actions are expected to have a positive effect on future profits and to enhance the returns to Graphic shareholders," said Mark C. Pope III, Chairman and Chief Executive Officer of the Company.

     Graphic also announced it will record in its first quarter ended April 30, 1996, a one-time pre-tax restructuring charge of $9.0 million. The after-tax effect of the charge will be approximately $6.0 million or equivalent to $.52 per share, the Company said.

     "We plan to release Graphic's full first quarter results on May 21, and we expect the performance of the Company's remaining operations to show strong results compared to the first quarter of the previous year, before the restructuring charge," Mr. Pope said. "We continue to be optimistic about the remainder of the current fiscal year and the long term future of the Company."

     The Company stated that its direct-mail printing business has not been profitable for several years despite the actions taken in fiscal year 1995 to consolidate its former direct-mail printing company in Michigan with the Illinois operations. After an evaluation of the alternatives, the Company concluded that the direct-mail market did not fit with its extensive commercial printing business and that it could more profitably invest its resources in the consolidating general commercial market.

     The decision to close Stein was based on a review of its position as a financial printer and on the production capacity of the Company's other Atlanta businesses.

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

Changes in the financial printing market in the late 1980's led to a reduction in volume at Stein, which has not recovered, even after a joint financial printing venture executed in 1992. As a result, Stein has had to seek growth from markets already served by other Graphic subsidiaries with excess capacity. The Company concluded that the capital investment needed to refocus Stein's market position could not be justified. The Integrated Graphic Services and Stein Educational Marketing operations associated with Stein will not be affected by this decision and will continue to serve their markets.

     Mr. Pope stated, "We regret the decision to close Stein and the effect it will have on the many long-time, loyal associates. We plan to assist these associates as they seek other opportunities and to provide professional outplacement services."

     Graphic's other Atlanta-based subsidiaries include Williams Printing Company, the original business founded in 1922; IPD Printing & Distributing, Inc.; Southern Signatures, Inc.; Executive Courier, Inc.; Quadras, Inc., a creative design agency; and Imaging Technologies Services, the reprographics division which includes Atlanta Blue Print Company.

     Graphic Industries, Inc., based in Atlanta, provides a full range of printing and graphic communications services for major U.S. markets through its network of 15 commercial printing companies, its reprographics division with 13 locations, a specialized prepress company for educational publications, multimedia and the Internet and a creative design agency.

                                      ###
CONTACT:  David S. Fraser, Chief Financial Officer
          (404) 874-3327

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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 GRAPHIC INDUSTRIES, INC.



                                    By:   /s/ Mark L. Pope IV
                                       --------------------------------------
                                      Name:   Mark L. Pope IV
                                           ----------------------------------
                                      Title:  President
                                            ---------------------------------

                                    Date:      May 24, 1996
                                          ----------------------------------

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